EXHIBIT 99.1

LEHMAN BROTHERS

Press Release

For Immediate Release	Media Contact:	Kerrie Cohen
212-526-4092

	Investor Contact:	Ed Grieb
212-526-0588

LEHMAN BROTHERS REPORTS SECOND QUARTER RESULTS

- Reports Net Loss of $2.8 Billion, or ($5.14) Per Share -

NEW YORK– June 16, 2008 – Lehman Brothers Holdings Inc. (ticker symbol: LEH) announced today a net loss of $2.8 billion, or ($5.14) per common share (diluted), for the second quarter ended May 31, 2008, compared to net income of $489 million, or $0.81 per common share (diluted), for the first quarter of fiscal 2008 and $1.3 billion, or $2.21 per common share (diluted), for the second quarter of fiscal 2007.  For the first half of fiscal 2008, the Firm reported a net loss of approximately $2.3 billion, or ($4.33) per common share (diluted), compared to net income of $2.4 billion, or $4.17 per common share (diluted), for the first half of fiscal 2007.

The Firm reported net revenues (total revenues less interest expense) for the second quarter of fiscal 2008 of negative ($0.7) billion, compared to $3.5 billion for the first quarter of 2008 and $5.5 billion for the second quarter of fiscal 2007.  Net revenues for the second quarter of fiscal 2008 reflect negative mark to market adjustments and principal trading losses, net of gains on certain debt liabilities.  Additionally, the Firm incurred losses on hedges this quarter, as gains from some hedging activity were more than offset by other hedging losses.  For the first six months of fiscal 2008, the Firm reported net revenues of $2.8 billion, compared to $10.6 billion for the first half of fiscal 2007.

- more -

During the second quarter of fiscal 2008, the Firm further strengthened its liquidity and capital position (all below amounts as of May 31, 2008):

•                  Grew the Holding Company liquidity pool to $45 billion from $34 billion at the end of the prior quarter

•                  The Firm reported gross assets and net assets of approximately $639 billion and $327 billion, respectively, which decreased approximately $147 billion and $70 billion, respectively, from the first quarter of fiscal 2008

•                  Reduced gross leverage to 24.3x from 31.7x at the end of the first quarter, and reduced net leverage to 12.0x from 15.4x

•                  Reduced exposure to residential mortgages, commercial mortgages and real estate investments by approximately 20% in each asset class

•                  Reduced acquisition finance exposures by approximately 35%

•                  Reduced aggregate non-investment grade inventory (including funded acquisition finance assets) by approximately 20%

•                  Completed the budgeted full year fiscal 2008 unsecured funding plan

•                  Increased the Firm’s long-term capital through the issuance of $4.0 billion of convertible preferred stock in April and approximately $5.5 billion of public benchmark long-term debt

Chairman and Chief Executive Officer Richard S. Fuld, Jr. said, “Since we announced our expected second quarter earnings last week, we have begun to take the necessary steps to restore the credibility of our great franchise and ensure that this quarter’s unacceptable performance is not repeated.  We have raised an additional $6 billion of capital.  I have asked Bart McDade, our best operator, to serve as the Firm’s president and chief operating officer.  I have also asked Ian Lowitt, our co-chief administrative officer, to be our chief financial officer.  With these actions and our continued commitment to our client-driven franchise, we are positioned to take advantage of opportunities that lie ahead, and we are focused on maximizing shareholder value.”

Business Segments

Capital Markets reported net revenues of negative ($2.4) billion in the second quarter of fiscal 2008, compared to $1.7 billion in the first quarter of fiscal 2008 and $3.6 billion in the second quarter of fiscal 2007.  Fixed Income Capital Markets reported net revenues of negative ($3.0) billion, compared to $0.3 billion in the first quarter of 2008 and $1.9 billion in the second quarter of 2007.  Excluding mark to market adjustments, related hedges and structured note liability gains, client activity in securitized products, municipals and commodities remained strong, while credit, interest rate and financing were down from last quarter but each up versus the year ago period.  Equities Capital Markets reported net revenues of $0.6 billion, a decrease from $1.4 billion in the first quarter of fiscal 2008 and $1.7 billion in the second quarter of 2007, as record revenues in prime brokerage and solid execution services activity were offset, in part, by lower volatility revenues as well as losses of approximately $0.3 billion on principal investments.

Investment Banking reported net revenues of $0.9 billion, consistent with $0.9 billion in the first quarter of fiscal 2008 and a decrease from $1.2 billion in the second quarter of fiscal 2007.  Debt underwriting revenues were $0.3 billion, consistent with $0.3 billion in the first quarter of fiscal 2008 and a decrease from $0.5 billion in the second quarter of 2007, as strong high grade debt underwriting revenues were offset by continued weakness in high yield new issuance.  Equity underwriting revenues were $0.3 billion, an increase from $0.2 billion in the first quarter of fiscal 2008 and consistent with $0.3 billion in the second quarter of 2007.  Merger and acquisition advisory revenues were $0.2 billion, a decrease from $0.3 billion in both the first quarter of fiscal 2008 and the second quarter of 2007.

Investment Management reported net revenues of $0.8 billion, a decrease from record revenues of $1.0 billion in the first quarter of fiscal 2008 and consistent with $0.8 billion in the second quarter of fiscal 2007.  Asset Management revenues were $0.5 billion, a decrease from $0.6 billion in the first quarter of fiscal 2008 on lower gains from minority interests in third party alternative investment managers, and consistent with $0.5 billion in the second quarter of 2007.  The Firm reported assets under management of $277 billion, consistent with the prior quarter.  Private Investment Management reported revenues of $0.4 billion, consistent with $0.4 billion in the first quarter of fiscal 2008 and an increase from $0.3 billion in the second quarter of 2007, with strength across both fixed income and equity products.

Firm Profitability and Capital

Non-interest expenses for the second quarter of fiscal 2008 were $3.4 billion, compared to $2.8 billion in the first quarter of fiscal 2008 and $3.6 billion in the second quarter of fiscal 2007.  Compensation expense was approximately $2.3 billion in the second quarter of 2008, compared to $1.8 billion in the first quarter of fiscal 2008.  Non-personnel expenses for the period were approximately $1.1 billion, compared to $1.0 billion in the first quarter of fiscal 2008.  The tax rate was 32.1%.

As of May 31, 2008, Lehman Brothers’ total stockholders’ equity was $26.3 billion, and total long-term capital (stockholders’ equity and long-term borrowings, excluding any borrowings with remaining maturities of less than twelve months) was $154.5 billion.  Book value per common share was $34.21.

In June, Lehman Brothers closed a $4.0 billion public offering of 143 million shares of common stock as well as a $2.0 billion public offering of 2 million shares of 8.75% non-cumulative mandatory convertible preferred stock, Series Q.  The capital and equity statistics in this Press Release do not reflect the impact of these offerings.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high net worth individuals worldwide.  Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity.  The Firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world.  For further information about Lehman Brothers’ services, products and recruitment opportunities, visit the Firm’s Web site at www.lehman.com.  Lehman Brothers Inc. is a member of SIPC.

Conference Call

A conference call to discuss the Firm’s financial results and outlook will be held today at 10:00 a.m. ET.  The call will be open to the public.  For members of the public who would like to access the conference call, it will be available through the “Shareholders” section of the Firm’s Web site under the subcategory “Events and Presentations.”  The conference call will also be available by phone by dialing, from the U.S., 1-800-988-9465 or, from outside the U.S., 1-312-470-7006 at least fifteen minutes prior to the start of the conference call.  The pass code for all callers is “3713056”.  For those unable to listen to the live broadcast, a replay will be available on the Firm’s Web site or by dialing 1-800-890-3520 (domestic) or 1-203-369-3844 (international).  The replay will be available immediately after the beginning of the call and will remain available on the Lehman Brothers Web site and by phone until 11:59 p.m. ET on July 16, 2008.

Please direct any questions regarding the conference call to Ed Grieb at 212-526-0588,

egrieb@lehman.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release may contain forward-looking statements.  These statements are not historical facts, but instead represent only the Firm’s expectations, estimates and projections regarding future events.  These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters.  The Firm’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements.  The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  For more information concerning the risks and other factors that could affect the Firm’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Firm’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

# # #

LEHMAN BROTHERS HOLDINGS INC.

SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

(Dollars in millions, except share data)

At or for the Quarter Ended
May 31,	Feb 29,	Nov 30,	Aug 31,	May 31,
2008	2008	2007	2007	2007
Income Statement
Net Revenues	$(668)	$3,507	$4,390	$4,308	$5,512
Non-Interest Expenses:
Compensation and Benefits	2,325	1,841	2,164	2,124	2,718
Non-personnel Expenses	1,094	1,003	996	979	915
Income before provision for income taxes	(4,087)	663	1,230	1,205	1,879
Net Income	(2,774)	489	886	887	1,273
Net Income Applicable to Common Stock	(2,873)	465	870	870	1,256

Earnings per Common Share:
Basic	$(5.14)	$0.84	$1.60	$1.61	$2.33
Diluted	$(5.14)	$0.81	$1.54	$1.54	$2.21

Financial Ratios (%)
Return on Average Common Stockholders’ Equity (annualized) (a)	NM	8.6%	16.6%	17.1%	25.8%
Return on Average Tangible Common Stockholders’ Equity (annualized) (b)	NM	10.6%	20.6%	21.1%	31.6%
Pre-tax Margin	NM	18.9%	28.0%	28.0%	34.1%
Compensation and Benefits/Net Revenues	NM	52.5%	49.3%	49.3%	49.3%
Effective Tax Rate	32.1%	26.3%	27.9%	26.4%	32.3%

Financial Condition
Total Assets	$639,000	$786,035	$691,063	$659,216	$605,861
Net Assets (c)(i)	326,899	396,673	372,959	357,102	337,667
Common Stockholders’ Equity (d)	19,283	21,839	21,395	20,638	20,034
Total Stockholders’ Equity (d)	26,276	24,832	22,490	21,733	21,129
Total Stockholders’ Equity Plus Junior Subordinated Notes (e)	31,280	29,808	27,230	26,647	25,650
Tangible Equity Capital (e)	27,179	25,696	23,103	22,164	21,881
Total Long-Term Capital (f)	154,458	153,117	145,640	142,064	121,948
Book Value per Common Share (g)	34.21	39.45	39.44	38.29	37.15
Leverage Ratio (h)	24.3	x	31.7	x	30.7	x	30.3	x	28.7	x
Net Leverage Ratio (i)	12.0	x	15.4	x	16.1	x	16.1	x	15.4	x

Other Data (#s)
Employees	26,189	28,088	28,556	28,783	28,323
Assets Under Management (in billions)	$277	$277	$282	$275	$263
Common Stock Outstanding (in millions)	552.7	551.4	531.9	529.4	530.2
Weighted Average Shares (in millions):
Basic	559.3	551.5	542.6	540.4	538.2
Diluted	559.3	572.8	563.7	565.8	568.1

See Footnotes to Selected Statistical Information on page 7.

LEHMAN BROTHERS HOLDINGS INC.

FOOTNOTES TO SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

NM = Not Meaningful

(a)

Return on average common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders’ equity. See the reconciliation on page 12.

(b)

Return on average tangible common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average common stockholders’ equity less average identifiable intangible assets and goodwill. See the reconciliation on page 12. Management believes tangible common stockholders’ equity is a meaningful measure because it reflects the common stockholders’ equity deployed in our businesses.

(c)

We calculate net assets by excluding from total assets: (i) cash and securities segregated and on deposit for regulatory and other purposes; (ii) collateralized lending agreements; and (iii) identifiable intangible assets and goodwill. See reconciliation on page 15. Net assets as presented are not necessarily comparable to similarly-titled measures provided by other companies in the securities industry because of different methods of presentation.

(d)

Effective December 1, 2007, we adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting  for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109. The aggregate impact to opening retained earnings from the adoption of this standard was a decrease of approximately $178 million. Effective December 1, 2006, we adopted both Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements and SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The aggregate impact to opening retained earnings from the adoption of these standards was an after-tax increase of approximately $67 million (approximately $113 million pre-tax).

(e)

We calculate tangible equity capital by including stockholders’ equity and junior subordinated notes and excluding identifiable intangible assets and goodwill. These measures may not be comparable to similarly-titled calculations by other companies as a result of different calculation methodologies. We believe tangible equity capital to be a more meaningful measure of our equity base as it includes stockholders’ equity and junior subordinated notes (which we consider to be equity-like instruments due to their subordinated and long-term nature) and excludes identifiable intangible assets and goodwill (which are fully supported by equity). Prior to fiscal year 2008, our definition for tangible equity capital limited the amount of junior subordinated notes and preferred stock included in the calculation to 25% of tangible equity capital. The amounts excluded were approximately $237 million, $375 million and $117 million in the fourth, third and second quarters of 2007, respectively. See the reconciliation on page 15.

(f)

Total long-term capital includes long-term borrowings (excluding any borrowings with remaining maturities within one year of the financial statement date) and total stockholders’ equity. We believe total long-term capital is useful to investors as a measure of our financial strength.

(g)	The book value per common share calculation includes amortized restricted stock units granted under employee stock award programs, which have been included in total stockholders’ equity.

(h)	Leverage ratio is defined as total assets divided by total stockholders’ equity.

(i)

Net leverage ratio is defined as net assets (see note (c) above) divided by tangible equity capital (see note (e) above). We believe net leverage based on net assets to be a more useful measure of leverage, because it excludes certain low-risk, non-inventory assets and utilizes tangible equity capital as a measure of our equity base. Net leverage as presented is not necessarily comparable to similarly-titled measures provided by other companies in the securities industry because of different methods of presentation.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Quarter Ended			% Change from
	May 31, 2008	Feb 29, 2008	May 31, 2007	Feb 29, 2008	May 31, 2007

Revenues:
Principal transactions	$(3,534)	$773	$2,889
Investment banking	858	867	1,150
Commissions	639	658	568
Interest and dividends	7,771	9,635	10,558
Asset management and other	506	437	414
Total revenues	6,240	12,370	15,579
Interest expense	6,908	8,863	10,067
Net revenues	(668)	3,507	5,512	NM	NM

Non-interest expenses:
Compensation and benefits(a)	2,325	1,841	2,718
Technology and communications	309	302	287
Brokerage, clearance and distribution fees	252	253	201
Occupancy	188	185	152
Professional fees	100	98	120
Business development	87	89	100
Other (b)	158	76	55
Total non-interest expenses	3,419	2,844	3,633	20%	-6%
Income before provision for income taxes	(4,087)	663	1,879
Provision for income taxes	(1,313)	174	606
Net income	$(2,774)	$489	$1,273	NM	NM
Net income applicable to common stock	$(2,873)	$465	$1,256	NM	NM

Earnings per common share:
Basic	$(5.14)	$.84	$2.33	NM	NM
Diluted	$(5.14)	$.81	$2.21	NM	NM

(a)          For the quarter ended May 31, 2008, approximately $140 million of severance is included in Compensation and benefits.

(b)         For the quarters ended May 31, 2008 and February 29, 2008, approximately $20 million and $34 million, respectively, of costs associated with the restructuring of the Firm’s global residential mortgage origination business have been included in Other expenses.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Six Months Ended		% Change from
	May 31,		May 31,
	2008	2007	2007

Revenues:
Principal transactions	$(2,762)	$5,810
Investment banking	1,725	2,000
Commissions	1,297	1,108
Interest and dividends	17,405	19,647
Asset management and other	945	809
Total revenues	18,610	29,374
Interest expense	15,771	18,815
Net revenues	2,839	10,559	(73)%

Non-interest expenses:
Compensation and benefits (a)	4,166	5,206
Technology and communications	612	553
Brokerage, clearance and distribution fees	504	395
Occupancy	373	298
Professional fees	198	218
Business development	175	184
Other (b)	235	127
Total non-interest expenses	6,263	6,981	(10)%
Income before provision for income taxes	(3,424)	3,578
Provision for income taxes	(1,139)	1,159
Net income	$(2,285)	$2,419	NM
Net income applicable to common stock	$(2,408)	$2,385	NM

Earnings per common share:
Basic	$(4.33)	$4.42	NM
Diluted	$(4.33)	$4.17	NM

(a)          For the six months ended May 31, 2008, approximately $170 million of severance is included in Compensation and benefits.

(b)         For the six months ended May 31, 2008, approximately $54 million of costs associated with the restructuring of the Firm’s global residential mortgage origination business have been included in other expenses.

LEHMAN BROTHERS HOLDINGS INC.

BUSINESS SEGMENT AND GEOGRAPHIC NET REVENUES

(Preliminary and Unaudited)

(In millions)

Business Segments(a)

	Quarter Ended			% Change from
	May 31, 2008	Feb 29, 2008	May 31, 2007	Feb 29, 2008	May 31, 2007

Capital Markets:
Fixed Income	$(2,975)	$262	$1,902
Equities	601	1,410	1,692
Total	(2,374)	1,672	3,594	NM	NM

Investment Banking:
Global Finance – Debt	288	322	540
Global Finance – Equity	330	215	333
Advisory Services	240	330	277
Total	858	867	1,150	(1)%	(25)%

Investment Management:
Asset Management	496	618	460
Private Investment Management	352	350	308
Total	848	968	768	(12)%	10%

Total Net Revenues	$(668)	$3,507	$5,512	NM	NM

Geographic Net Revenues

	Quarter Ended %			Change from
	May 31, 2008	Feb 29, 2008	May 31, 2007	Feb 29, 2008	May 31, 2007

Europe and the Middle East	$(499)	$760	$1,829
Asia-Pacific	57	1,348	762
Total Non-Americas	(442)	2,108	2,591	NM	NM

U.S.	(290)	1,342	2,888
Other Americas	64	57	33
Total Americas	(226)	1,399	2,921	NM	NM

Total Net Revenues	$(668)	$3,507	$5,512	NM	NM

(a)           Certain prior-period amounts reflect reclassifications to conform to the presentation in the current period.

LEHMAN BROTHERS HOLDINGS INC.

BUSINESS SEGMENT AND GEOGRAPHIC NET REVENUES

(Preliminary and Unaudited)

(In millions)

Business Segments (a)

	Six Months Ended May 31,		% Change from
	2008	2007	May 31, 2007

Capital Markets:
Fixed Income	$(2,714)	$4,075
Equities	2,011	3,021
Total	(703)	7,096	NM

Investment Banking:
Global Finance – Debt	610	968
Global Finance – Equity	545	508
Advisory Services	570	524
Total	1,725	2,000	(14)%

Investment Management:
Asset Management	1,114	876
Private Investment Management	703	587
Total	1,817	1,463	24%

Total Net Revenues	$2,839	$10,559	(73)%

Geographic Net Revenues

	Six Months Ended May 31,		% Change from
	2008	2007	May 31, 2007

Europe and the Middle East	$261	$3,197
Asia-Pacific	1,405	1,356
Total Non-Americas	1,666	4,553	(63)%

U.S.	1,052	5,916
Other Americas	121	90
Total Americas	1,173	6,006	(80)%

Total Net Revenues	$2,839	$10,559	(73)%

(a)           Certain prior-period amounts reflect reclassifications to conform to the presentation in the current period.

LEHMAN BROTHERS HOLDINGS INC.

RECONCILIATION OF AVERAGE STOCKHOLDERS’ EQUITY TO

AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY

(Preliminary and Unaudited)

(In millions)

	Quarter Ended
	May 31, 2008	Feb 29, 2008	Nov 30, 2007	Aug 31, 2007	May 31, 2007
Annualized net income applicable to common stock	$(11,491)	$1,860	$3,479	$3,480	$5,025

Average stockholders’ equity	$25,554	$23,661	$22,112	$21,431	$20,567
Less: average preferred stock	(4,993)	(2,044)	(1,095)	(1,095)	(1,095)
Average common stockholders’ equity	20,561	21,617	21,017	20,336	19,472
Less: average identifiable intangible assets and goodwill	(4,107)	(4,120)	(4,118)	(3,880)	(3,592)
Average tangible common stockholders’ equity	$16,454	$17,497	$16,899	$16,456	$15,880
Return on average common stockholders’ equity	NM	8.6%	16.6%	17.1%	25.8%
Return on average tangible common stockholders’ equity	NM	10.6%	20.6%	21.1%	31.6%

LEHMAN BROTHERS HOLDINGS INC.

ASSETS UNDER MANAGEMENT

(Preliminary and Unaudited)

Composition of Assets Under Management

(In billions)

	At
	May 31,	Feb 29,	May 31,
	2008	2008	2007

Equity	$109	$101	$108
Fixed Income	75	77	65
Money Markets	54	65	64
Alternative Investments	39	34	26
Assets Under Management	$277	$277	$263

Assets Under Management Rollforward

(In billions)

	Quarter Ended
	May 31,	Feb 29,	May 31,
	2008	2008	2007

Opening balance	$277	$282	$236
Net additions/(subtractions)	(9)	—	16
Net market appreciation/(depreciation)	9	(5)	11
Total increase/(decrease)	—	(5)	27
Ending balance	$277	$277	$263

LEHMAN BROTHERS HOLDINGS INC.

VALUE-AT-RISK (VaR) SUMMARY

(Preliminary and Unaudited)

VaR – Historical Simulation(a)

(In millions)

	At		Average VaR Three Months Ended		Three Months Ended May 31,
	May 31,	Feb 29,	May 31,	Feb 29,	2008
	2008	2008	2008	2008	High	Low

Interest rate risk	$88	$90	$109	$103	$127	$87
Equity price risk	41	43	46	49	61	32
Foreign exchange risk	10	14	12	13	16	9
Commodity risk	12	11	12	13	16	9
Diversification benefit	(47)	(52)	(56)	(48)
	$104	$106	$123	$130	$140	$103

	At		Average VaR Three Months Ended		Three Months Ended May 31,
	May 31,	Feb 29,	May 31,	Feb 29,	2008
	2008	2008	2008	2008	High	Low

Weighted Basis	$104	$106	$123	$130	$140	$103
Un-Weighted Basis	75	89	84	97	100	75

(a)          VaR is an approximation of earnings and loss distributions a portfolio would realize if current market risks were as observed in historical markets. VaR for our financial instrument inventory positions, estimated at a 95% confidence level over a one-day time horizon.  This means that there is a 1-in-20 chance that daily trading net revenue losses on a particular day would exceed the reported VaR.

LEHMAN BROTHERS HOLDINGS INC.

LEVERAGE and NET LEVERAGE CALCULATIONS

(Preliminary and Unaudited)

(In millions)

	At
	May 31, 2008		Feb 29, 2008		Nov 30, 2007		Aug 31, 2007		May 31, 2007
Net assets:
Total assets	$639,000		$786,035		$691,063		$659,216		$605,861
Less:
Cash and securities segregated and on deposit for regulatory and other purposes	(13,000)		(16,569)		(12,743)		(10,579)		(7,154)
Collateralized lending agreements	(295,000)		(368,681)		(301,234)		(287,427)		(257,388)
Identifiable intangible assets and goodwill	(4,101)		(4,112)		(4,127)		(4,108)		(3,652)
Net assets	$326,899		$396,673		$372,959		$357,102		$337,667

Tangible equity capital:
Total stockholders’ equity	$26,276		$24,832		$22,490		$21,733		$21,129
Junior subordinated notes (a)	5,004		4,976		4,740		4,539		4,404
Less: Identifiable intangible assets and goodwill	(4,101)		(4,112)		(4,127)		(4,108)		(3,652)
Tangible equity capital (a)	$27,179		$25,696		$23,103		$22,164		$21,881

Leverage (total assets / total stockholders’ equity)	24.3	x	31.7	x	30.7	x	30.3	x	28.7	x

Net leverage (net assets / tangible equity capital)	12.0	x	15.4	x	16.1	x	16.1	x	15.4	x

(a)          Prior to fiscal year 2008, our definition for tangible equity capital limited the amount of junior subordinated notes and preferred stock included in the calculation to 25% of tangible equity capital. The amounts excluded were approximately $237 million, $375 million and $117 million in the fourth, third and second quarters of 2007, respectively.